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                                                                    EXHIBIT 23.2



                                   CONSENT OF
                              INDEPENDENT AUDITORS


We consent to the reference to our Firm under the caption "Experts" and to the use of our report dated June 2, 1998 (except as to Note 18[b] which is as of June 12, 1998) relating to the consolidated financial statements of Norris Communications, Inc. for the years ended March 31, 1998 and March 31, 1997 incorporated by reference in the Form S-3 Registration Statement and related Prospectus of Norris Communications, Inc. for the registration of 19,017,705 shares of its Common Stock.




                                        /s/  ERNST & YOUNG
                                        -----------------------------------
                                        Chartered Accountants

Vancouver, Canada
August 28, 1998.